CONTINENTAL AIRLINES, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN MILLIONS)


                                                     THREE MONTHS
                                                    ENDED MARCH 31,                        YEAR ENDED DECEMBER 31,

                                                   -----------------    -------------------------------------------------------
                                                    2003       2002         2002       2001        2000       1999        1998
                                                   ------      -----      -------     ------     -------    -------     -------
Earnings:
     Earnings (Loss) Before Income Taxes and
         Minority Interest                          (310)      (254)        (615)      (114)        562        798         642
     Plus:
         Interest Expense                             95         82          356        295         251        233         178
         Capitalized Interest                         (7)       (11)         (36)       (57)        (57)       (55)        (55)
         Amortization of Capitalized Interest         10          8           35         28          21         16           6
         Portion of Rent Expense
                  Representative of Interest
                  Expense                            207        218          852        834         778        714         461
                                                   ------      -----      -------     ------     -------    -------     -------
                                                      (5)        43          592        986       1,555      1,706       1,232
                                                   ------      -----      -------     ------     -------    -------     -------
Fixed Charges:
         Interest Expense                             95         82          356        295         251        233         178
         Portion of Rent Expense
                  Representative of Interest
                  Expense                            207        218          852        834         778        714         461
                                                   ------      -----      -------     ------     -------    -------     -------
Total Fixed Charges                                  302        300        1,208      1,129       1,029        947         639
                                                   ------      -----      -------     ------     -------    -------     -------
Coverage Adequacy (Deficiency)                      (307)      (257)        (616)      (143)        526        759         593
                                                   ======      =====      =======     ======     =======    =======     =======
Coverage Ratio                                         NA         NA          NA         NA         1.51      1.80        1.93
                                                   ======      =====      =======     ======     =======    =======     =======

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